Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2013, relating to our audit of the financial statements of Cine Latino, Inc. appearing in the Prospectus, which is a part of the Registration Statement (Form S-4 No. 333-186210).

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

West Palm Beach, Florida

April 10, 2013